Exhibit 10.11

DIGITAL CURRENCY GROUP, INC.
STOCK APPRECIATION RIGHTS PLAN

SECTION 1.
GENERAL PURPOSE OF THE PLAN: DEFINITIONS
(a)
The name of the plan is the Digital Currency Group, Inc. Stock Appreciation Rights Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons of Digital Currency Group, Inc., a Delaware corporation (including any successor entity, the “Company”), and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire an indirect proprietary interest in the Company. It is anticipated that providing such persons with such a stake in the Company’s welfare will assure a closer identification of their interests with those of the Company’s stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
(b)
The following terms shall be defined as set forth below:

“Award” means an award of Stock Appreciation Rights under the Plan.

“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” means a dismissal as a result of (i) the commission of any act by the Participant constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would reasonably be expected to: (A) adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by the Participant to follow the directives of the chief executive officer of the Company or any of its Subsidiaries, the Board, or the board of directors of any of the Company’s Subsidiaries or (iv) any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Deemed Liquidation Event” means (i) any merger or consolidation of the Company with one or more other corporations in which the stockholders of the Company prior to such transaction hold, immediately after such merger or consolidation, stock representing less than fifty-one (51%) of the voting power of the outstanding stock of the surviving corporation; (ii) the sale of all or substantially all of the Company’s assets; or (iii) the exclusive licensing of all or substantially all of the Company’s intellectual property. For the avoidance of doubt, none of the following events shall constitute a Deemed Liquidation Event unless otherwise determined by the Board: (a) a Public Offering, (b) the issuance of securities by the Company, or (c) the transfer of securities of the Company by DCG Holdings, Inc.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Expiration Date” means the date on which any Award expires as set forth in the Award Agreement with respect to such Award.

“Fair Market Value” of the Stock on any given date means the fair market value of a share of Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. In the case of a Deemed Liquidation Event, the Fair Market Value of the Stock shall be determined by reference to the fair market value of the consideration to be paid to a holder of such Stock in connection with such Deemed Liquidation Event (determined after giving effect to payments made or to be made under this Plan). In the case of a Public Offering, Fair Market Value shall be the “price to public” of such Stock (or such other security into which such Stock is converted) or such other amount determined by the Committee in its sole good faith discretion. If the Stock (or such other security into which Stock are converted) are admitted to quotation on a national securities exchange, Fair Market Value shall be determined by reference to market quotations.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Participant” means a person who has received an Award under this Plan.

“Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock” means the Common Stock of the Company, par value $0.001 per share.

“Stock Appreciation Right” means an award entitling the recipient to receive an amount equal to the excess of the Fair Market Value of one share of Stock on the date of settlement (or such other date as set forth in this Plan) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been settled.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

SECTION 2.
ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i. e., either the Board or a committee or committees of the Board, as applicable).
(b)
Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the Participants under the Plan;
(ii)
to determine the time or times of grant, and the number of Stock Appreciation Rights, granted to any one or more Participants;
(iii)
to determine the number of shares of Stock to be covered by any Award and, subject to the provisions of the Plan, exercise price relating thereto;
(iv)
to determine and, subject to Section 9, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of Award Agreements ;
(v)
subject to compliance with Section 409A, to accelerate at any time the vesting of all or any portion of any Award;
(vi)
to impose any limitations on Awards and to exercise rights or obligations of the Company with respect to Awards; and
(vii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all holders of Awards hereunder.

(c)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d)
Indemnification. Neither the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation and bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
SECTION 3.
SHARES UNDERLYING AWARDS UNDER THE PLAN: ADJUSTMENTS
(a)
Stock Appreciation Rights Issuable. The maximum number of Stock Appreciation Rights issuable under the Plan shall be 22,430, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Stock Appreciation Rights that are forfeited, canceled, reacquired by the Company, or otherwise satisfied without payment or otherwise terminated (other than by settlement) shall be added back to the number of Stock Appreciation Rights available for issuance under the Plan.
(b)
Adjustments. Subject to Section 4, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capitalization, the number of outstanding shares of Stock is increased or decreased, or such shares of Stock are exchanged for a different number or kind of shares or other securities of the Company, or additional shares of Stock or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, in each case, without the receipt of consideration by the Company, the Committee may, in its sole and absolute discretion, make an appropriate and proportionate adjustment in (i) the maximum number of shares reserved for Awards under the Plan, (ii) the number and kind of shares of Stock or other securities subject to any then outstanding Awards under the Plan and (iii) the exercise price for each Stock Appreciation Right under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Appreciation Rights) as to which such Stock Appreciation Rights remain outstanding. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.
SECTION 4.
SETTLEMENT
(a)
Settlement Generally. All Awards shall be settled in cash or securities, or a combination thereof, in the Committee’ s sole discretion, in accordance with terms of this Plan and the applicable Award Agreement. If all or a portion of an Award is settled in securities, the value ascribed to such securities shall be determined by the Committee in its sole discretion in a manner not inconsistent with Section 409A of the Code. Upon settlement of any Stock Appreciation Right, such Stock Appreciation Right shall immediately expire and be null and void.
(b)
Settlement Upon a Deemed Liquidation Event. Upon consummation of a Deemed Liquidation Event, the Plan and all outstanding Awards granted hereunder shall automatically terminate. Unless otherwise provided by the Committee and subject to Section 4(d). immediately prior to such Deemed Liquidation Event, any Stock Appreciation Rights that are vested (or that shall become vested in connection with such Deemed Liquidation Event) shall be settled within sixty (60) days following the consummation by the payment by the Company to each Participant of an amount per vested Stock Appreciation Right equal to the positive difference (if any) between (A) the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to such Deemed Liquidation Event and (B) the exercise price of such Stock Appreciation Right, subject to the other terms and conditions of the Deemed Liquidation Event (such as indemnification obligations, escrows, holdbacks, earnouts and purchase price adjustments) to the extent provided by the parties thereto.
(c)
Settlement Upon a Public Offering. Upon the consummation of a Public Offering, as determined by the Committee in its sole discretion, either:
(i)
all Awards shall remain outstanding until the earlier to occur of (x) a Deemed Liquidation Event (in which case vested Stock Appreciation Awards shall be settled in accordance with Section 4(b) or Section 4(d), as applicable) and (y) the Expiration Date; or
(ii)
the Plan and all outstanding Awards thereunder shall be automatically terminated, and all Awards that have vested as of immediately prior to such termination shall be settled within sixty (60) days following the effective time of such Public Offering by the payment by the Company to each Participant of an amount per vested Stock Appreciation Right equal to the positive difference (if any) between (x) the Fair Market Value per share of Stock in connection with such Public Offering and (y) the exercise price of the Stock Appreciation Right.
(d)
Settlement Upon Termination. Unless otherwise determined by the Committee in its sole discretion or as otherwise provided in an Award Agreement:
(i)
any Awards that are not vested on the date of termination of the applicable Participant’s employment (the “Termination Date”) shall immediately expire and be null and void; and
(ii)
any Awards that are vested on the Termination Date shall, as determined by the Committee in its sole discretion, either:
(A)
remain outstanding and be settled, in accordance with Section 4(b), upon a Deemed Liquidation Event consummated prior to the earlier of the Expiration Date and the date that is the three-year anniversary of the Termination Date; or
(B)
remain outstanding and be settled upon a Deemed Liquidation Event consummated prior to the earlier of the Expiration Date and the date that is the three-year anniversary of the Termination Date by the payment by the Company to the Participant of an amount per vested Stock Appreciation Right equal to the positive difference (if any) between (x) the Fair Market Value per share of Stock as of the Termination Date and (y) the exercise price of the Stock Appreciation Right; or
(C)
be settled within sixty (60) days following the Termination Date by the payment by the Company to such Participant of an amount per vested Stock

Appreciation Right held by such Participant equal to the positive difference (if any) between (x) the Fair Market Value per share of Stock as of the Termination Date and (y) the exercise price of such Stock Appreciation Right.

Notwithstanding the foregoing, if such Participant’s employment is terminated for Cause, or if such Participant breaches any ongoing post-employment confidentiality, non-competition, non solicitation or similar covenants and obligations, all Stock Appreciation Rights then-held by such Participant shall terminate immediately upon the date of such termination or breach (as applicable). For purposes hereof, the Committee’s determination of the reason for termination of such Participant’s employment shall be conclusive and binding on such Participant and his or her representatives or legatees.

SECTION 5.
ELIGIBILITY

Participants under the Plan will be such full- or part-time officers and other employees, directors and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 70 l (c) of the Securities Act.

SECTION 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. Upon the grant of a Stock Appreciation Right, the Company and the Participant shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.
(b)
Terms of Stock Appreciation Rights. The Committee in its discretion may grant Stock Appreciation Rights to those individuals who meet the eligibility requirements of Section 5. Stock Appreciation Rights shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.
(i)
Exercise Price. The exercise price per Stock Appreciation Right shall be determined by the Committee at the time of grant but shall not be less than l 00 percent of the Fair Market Value on the Grant Date.
(ii)
Term of Stock Appreciation Rights. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall remain outstanding more than ten (l 0) years from the Grant Date.
(iii)
Exercisability and Vesting. Stock Appreciation Rights shall become vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date.
(iv)
Rights as a Stockholder. A Participant shall have only those rights set forth in this Plan and the Award Agreement with respect to an Award and shall have no ownership rights in the Company (including, without limitation, with respect to voting or the right to receive dividends or distributions) by virtue of having been awarded Stock Appreciation Rights.

SECTION 7.
TRANSFER RESTRICTIONS

A Participant’s rights in an interest under the Plan or with respect to any Stock Appreciation Right may not be sold, assigned or otherwise transferred.

SECTION 8.
TAX WITHHOLDING

Each Participant shall, no later than the date as of which the value of an Award or other amounts received thereunder first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 9.
AMENDMENTS AND TERMINATION

The Board may amend or terminate this Plan and/or amend, cancel any outstanding Awards hereunder at any time or from time to time; provided, however, that no such amendment or termination shall in any material adverse way affect the rights of a Participant with respect to Stock Appreciation Rights awarded prior to the date of amendment or termination without the written consent of such affected Participant.

SECTION 10.
STATUS OF PLAN

With respect to any Award under the Plan, a Participant shall have no rights greater than those of a general creditor of the Company. Awards under the Plan shall not constitute or be treated as property or as a trust fund of any kind or as stock, interest or options or other form of equity or security of the Company or any other entity. A Participant shall have only those rights set forth in this Plan and the Award Agreement with respect to Stock Appreciation Rights awarded to such Participant and shall have no ownership rights in the Company by virtue of having been granted an Award. Any benefits which become payable hereunder shall be paid from the general assets of the Company.

SECTION 11.
GENERAL PROVISIONS
(a)
No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.
(b)
No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or other service relationship with the Company or any Subsidiary.

(c)
Enforceability. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.
(d)
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
(e)
Notices. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Participant at the last address the Participant has filed in writing with the Company, or to the Company at its main office, attention of the Committee.
SECTION 12.
EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board.

SECTION 13.
GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

DATE ADOPTED BY THE BOARD OF DIRECTORS: January 5, 2016